Exhibit 10.3

CELANESE CORPORATION
2009 GLOBAL INCENTIVE PLAN

FORM OF
TIME-VESTING RESTRICTED STOCK AWARD AGREEMENT
FOR CHIEF EXECUTIVE OFFICER
DATED <<GRANT DATE>>

<<NAME>>

Pursuant to the terms and conditions of the Celanese Corporation 2009 Global Incentive Plan, you have been awarded shares of Time-Vesting Restricted Stock, subject to the restrictions described in this Agreement:

Restricted Stock Award

<<# Shares>> Common Shares

This grant is made pursuant to the Time-Vesting Restricted Stock Award Agreement dated as of <<Grant Date>>, between Celanese and you, which Agreement is attached hereto and made a part hereof.

CELANESE CORPORATION
2009 GLOBAL INCENTIVE PLAN

TIME-VESTING RESTRICTED STOCK AWARD AGREEMENT
This Time-Vesting Restricted Stock Award Agreement (the “Agreement”) is made and entered into as of <<Grant Date>> (the “Grant Date”), by and between Celanese Corporation, a Delaware corporation (the “Company”), and <<NAME>> (the “Participant”). Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Celanese Corporation 2009 Global Incentive Plan (as amended from time to time, the “2009 Plan”).
1.Time-Vesting Restricted Stock Award: In order to encourage Participant's contribution to the successful performance of the Company, the Company hereby grants to Participant as of the Grant Date, pursuant to the terms of the 2009 Plan and this Agreement, an award (the “Award”) of <<# Shares>> Common Shares subject to the time-vesting, hold and other requirements set forth herein (the “Restricted Shares”). Until they become vested, certificates evidencing the Restricted Shares shall be held by the Company. While the Restricted Shares are held by the Company, and until satisfaction of the hold requirement specified in Section 3, the Participant shall not have the right to sell or otherwise dispose of such Restricted Shares or any interest therein. Restricted Shares that become vested as provided herein shall be released by the Company to the Participant as soon as practicable after vesting (no later than 2-1/2 months after vesting). The Participant hereby acknowledges and accepts such Award upon the terms and subject to the conditions, restrictions and limitations contained in this Agreement and the 2009 Plan.
2.Time-Based Vesting: Subject to Section 4 and Section 6 of this Agreement, <<# Shares>> Restricted Shares shall vest on <<Vesting Date>>; <<# Shares>> Restricted Shares shall vest on <<Vesting Date>>; and <<# Shares>> Restricted Shares shall vest on <<Vesting Date>>. Each such date shall be referred to as a “Vesting Date”. Each period between the Grant Date and a Vesting Date shall be referred to as a “Vesting Period”.
3.Retention Requirement: The Participant shall be required to retain any vested Restricted Shares released by the Company after vesting, after provision for applicable taxes, until such time as the Participant has fully satisfied any stock ownership requirements under the stock ownership guidelines of the Company applicable to the Participant.
4.Effects of Certain Events Prior to Vesting:
(a)Upon the termination of the Participant's employment by the Company without Cause or by the Participant for Retirement or due to the Participant's death or Disability, a prorated portion of the Restricted Shares that remain unvested will vest on the original vesting date(s) following such termination of employment in an amount equal to (i) the unvested Restricted Shares in each Vesting Period multiplied by (ii) a fraction, the numerator of which is the number of complete and partial calendar months from the Grant Date to the date of termination without Cause or Retirement or due to the Participant's death or Disability, and the denominator of which is the number of complete and partial calendar months in each applicable Vesting Period, such product to be rounded up to the nearest whole number. The remaining portion of the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant's termination of employment.
(b)Upon the termination of the Participant's employment for any other reason, the unvested portion of the Award shall be immediately forfeited and cancelled without consideration as of the date of the Participant's termination of employment.
(c)The Participant acknowledges and agrees that upon termination of employment with the Company resulting in the forfeiture and cancellation of any unvested Restricted Shares in accordance with this Section 4 or as otherwise provided by this Agreement or the 2009 Plan, (i) the Participant's right to vote and to receive cash dividends on, and all other rights, title or interest in, to or with respect to, unvested Restricted Shares shall automatically, without further act, terminate and (ii) the unvested Restricted Shares shall be returned to the Company. The Participant hereby irrevocably appoints (which appointment is coupled with an interest) the Company as the Participant's agent and attorney-in-fact to take any necessary or appropriate action to cause the Restricted Shares to be returned to the Company, including without limitation executing and delivering stock powers and instruments of transfer, making endorsements and/or making, initiating or issuing instructions or entitlement orders, all in the Participant's name and on the Participant's behalf. The Participant hereby ratifies and approves all acts done by the Company as such attorney-in-fact. Without limiting the foregoing, the Participant expressly acknowledges and agrees that any transfer agent for the Common Shares is fully authorized and protected in relying on, and shall incur no liability in acting on, any documents, instruments, endorsements, instructions, orders or communications from the Company in connection with the Restricted Shares or the transfer thereof, and that any such transfer agent is a third party beneficiary of this Agreement.
5.Rights as a Stockholder: The Participant shall have the right to vote Restricted Shares while they are held by the Company prior to vesting. Any cash dividends with respect to the Restricted Shares will be accumulated and paid in cash if and when the Restricted Shares are vested. No interest is credited on the accrued dividends prior to payment.
6.Change in Control; Dissolution:
(a)Notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of a Change in Control,
(1) If (A) a Participant's rights to the unvested portion of the Award are not adversely affected in connection with the Change in Control, or, if adversely affected, a substitute award with an equivalent (or greater) economic value and no less favorable vesting conditions is granted to the Participant upon the occurrence of a Change in Control, and (B) the Participant's employment is terminated by the Company (or its successor) without Cause within two years following the Change in Control, then the unvested portion of the Award (or, as applicable, the substitute award) shall immediately vest.
(2) If a Participant's right to the unvested portion of the Award is adversely affected in connection with the Change in Control and a substitute award is not made pursuant to Section 6(a) above, then upon the occurrence of a Change in Control, the unvested portion of the Award shall immediately vest.
(b)Notwithstanding any other provision of this Agreement to the contrary, in the event of a corporate dissolution of the Company, this Agreement shall terminate and any unvested Restricted Shares shall immediately vest.
7.Income and Other Taxes: The Company shall not release any Restricted Shares upon vesting unless and until the Participant has made arrangements satisfactory to the Committee to satisfy applicable withholding tax obligations for US federal, state, and local income taxes (or the foreign counterpart thereof) and applicable employment taxes. Unless otherwise permitted by the Committee, withholding shall be effected at the minimum statutory rates by withholding Restricted Shares in connection with their vesting. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the vesting of Restricted Shares from any amounts payable by it to the Participant (including, without limitation, future cash wages). The Participant acknowledges and agrees that amounts withheld by the Company for taxes may be less than amounts actually owed for taxes by the Participant in respect of the Award.
8.Securities Laws: The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued as a result of the Award, including without limitation (a) restrictions under an insider trading policy, and (b) restrictions as to the use of a specified brokerage firm for such resales or other transfers. Upon the release of any Common Shares pursuant to the vesting of the Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement and the 2009 Plan. All accounts in which such Common Shares are held or any certificates for Common Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Shares are then listed or quoted, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Common Shares are held) to make appropriate reference to such restrictions.
9.Non-Transferability of Award: Prior to vesting and subject to the further retention requirements set forth in Section 3 above, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the Participant may designate a beneficiary, on a form provided by the Company, to receive any portion of the Award payable hereunder following the Participant's death.
10.Other Agreements: Subject to Sections 10(a) and 10(b) of this Agreement, this Agreement and the 2009 Plan constitute the entire understanding between the Participant and the Company regarding the Award, and any prior agreements, commitments or negotiations concerning the Award are superseded.
(a)The Participant acknowledges that as a condition to the receipt of the Award, the Participant:
(1)    shall have delivered to the Company an executed copy of this Agreement;
(2)    shall be subject to the Company's stock ownership guidelines;
(3)    shall be subject to policies and agreements adopted by the Company from time to time, and applicable laws and regulations, requiring the repayment by the Participant of incentive compensation under certain circumstances, without any further act or deed or consent of the Participant; and
(4)    shall have delivered to the Company an executed copy of the Long-Term

Incentive Claw-Back Agreement (if a current version of such Long-Term Incentive Claw-Back Agreement is not already on file, as determined by the Committee in its sole discretion). For purposes hereof, “Long-Term Incentive Claw-Back Agreement” means an agreement between the Company and the Participant associated with the grant of long-term incentives of the Company, which contains terms, conditions, restrictions and provisions regarding one or more of (i) noncompetition by the Participant with the Company, and its customers and clients; (ii) nonsolicitation and non-hiring by the Participant of the Company's employees, former employees or consultants; (iii) maintenance of confidentiality of the Company's and/or clients' information, including intellectual property; (iv) nondisparagement of the Company; and (v) such other matters deemed necessary, desirable or appropriate by the Company for such an agreement in view of the rights and benefits conveyed in connection with an award.
(b)If the Participant is a non-resident of the U.S., there may be an addendum containing special terms and conditions applicable to awards in the Participant's country. The issuance of the Award to any such Participant is contingent upon the Participant executing and returning any such addendum in the manner directed by the Company.
11.Not a Contract for Employment; No Acquired Rights; Agreement Changes: Nothing in the 2009 Plan, this Agreement or any other instrument executed in connection with the Award shall confer upon the Participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate the Participant's employment at any time for any reason. The grant of Restricted Shares hereunder, and any future grant of awards to the Participant under the 2009 Plan, is entirely voluntary and at the complete and sole discretion of the Company. Neither the grant of these Restricted Shares nor any future grant of awards by the Company shall be deemed to create any obligation to grant any further awards, whether or not such a reservation is expressly stated at the time of such grants. The Company has the right, at any time and for any reason, to amend, suspend or terminate the 2009 Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Participant's rights hereunder.
12.Severability: In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
13.Further Assurances: Each party shall cooperate and take such action as may be reasonably requested by either party hereto in order to carry out the provisions and purposes of this Agreement.
14.Binding Effect: The Award and this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
15.Electronic Delivery: By executing this Agreement, the Participant hereby consents to the delivery of any and all information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws), in whole or in part, regarding the Company and its subsidiaries, the 2009 Plan, and the Award via electronic mail, the Company's or a plan administrator's web site, or other means of electronic delivery.
16.Personal Data: By accepting the Award under this Agreement, the Participant hereby consents to the Company's use, dissemination and disclosure of any information pertaining to the Participant that the Company determines to be necessary or desirable for the implementation, administration and management of the 2009 Plan.
17.Governing Law: The Award and this Agreement shall be interpreted and construed in accordance with the laws of the state of Delaware and applicable federal law.
18.Restricted Shares Subject to Plan: By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the 2009 Plan and the 2009 Plan's prospectus. The Restricted Shares are subject to the 2009 Plan, which is hereby incorporated by reference. In the event of any conflict between any term or provision of this Agreement and a term or provision of the 2009 Plan, the applicable terms and provisions of the 2009 Plan shall govern and prevail.
19.Validity of Agreement: This Agreement shall be valid, binding and effective upon the Company on the Grant Date. However, the Restricted Shares granted pursuant to this Agreement shall be forfeited by the Participant and this Agreement shall have no force and effect if it is not duly executed by the Participant and delivered to the Company on or before <<Validity Date>>.
20.Headings: The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.
21.Compliance with Section 409A of the Internal Revenue Code: Notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted and applied so that the Agreement does not fail to meet, and is operated in accordance with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Company reserves the right to change the terms of this Agreement and the 2009 Plan without the Participant's consent to the extent necessary or desirable to comply with the requirements of Internal Revenue Code Section 409A, the Treasury regulations and other guidance thereunder.
22.Definitions: The following terms shall have the following meanings for purposes of this Agreement, notwithstanding any contrary definition in the 2009 Plan:
(a)“Cause” means (i) the Participant's willful failure to perform the Participant's duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company to Participant of such failure, (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude, (iii) the Participant's willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its affiliates, (iv) any act of fraud by the Participant, (v) any material violation of the Company's business conduct policy, (vi) any material violation of the Company's policies concerning harassment or discrimination, (vii) the Participant's conduct that causes material harm to the business reputation of the Company or its affiliates, or (viii) the Participant's breach of any confidentiality, intellectual property, non-competition or non-solicitation provisions applicable to the Participant under the Long-Term Incentive Claw-Back Agreement or any other agreement between the Participant and the Company.
(b)“Change in Control” of the Company shall mean, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following:
(i)    any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of the stock of the Company; or
(ii)    a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 50% or more of all of the assets of the Company immediately prior to such acquisition or acquisitions.
(c)“Disability” has the same meaning as “Disability” in the Celanese Corporation 2008 Deferred Compensation Plan or such other meaning as determined by the Committee in its sole discretion, provided that in all events a “Disability” under this Agreement shall constitute a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).
(d)“Retirement” of the Participant shall mean a separation from service on or after the date when the Participant is both 65 years of age and has five years of service with the Company (excluding periods of service as a non-employee director), other than a separation from service for Cause.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement in duplicate.

CELANESE CORPORATION

By: __________________________________________
<<Name, Title>>
This Agreement has been accepted and agreed to by the undersigned Participant.

PARTICIPANT

By: __________________________________________

Name: <<Name>>
Employee ID: <<Personnel Number>>

Date: ________________________________________